EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77C:
  Submission of matters to a vote of security holders.

EXHIBIT C:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3
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EXHIBIT A:
Report of Independent Accountants

To the Board of Managers and Members of BACAP Opportunity
Strategy, LLC

In planning and performing our audit of the financial statements of BACAP Opportunity Strategy, LLC (the "Fund") for the year ended December 31, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2003.

This report is intended solely for the information and use of the Board of Managers, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
New York, New York
February 24, 2004


EXHIBIT B:
BACAP Opportunity Strategy, LLC

Annual meeting of interestholders (unaudited)

On October 16, 2003, the Fund held a Special Meeting of
Interestholders.  Alan Brott was elected to the Board of
Managers of the Fund with an indefinite term.   100% of
interests represented in person or by proxy at the meeting voted in favor of Mr. Brott. Mr. Brott will serve an indefinite term. The other Managers of the Fund are Thomas
Brock and Thomas Yellin.



EXHIBIT C:
BACAP Opportunity Strategy, LLC
January 1, 2003 to December 31, 2003
Affiliated Underwriter: Banc of America Securities, LLC


ISSUER: FormFactor, Inc.
TYPE OF SECURITY* (1), (2), (3), (4): 1
DATE OFFERING COMMENCED: 06/11/03
PURCHASE DATE: 06/11/03
SELLING BROKER**: Morgan Stanley
PRINCIPAL/ SHARES PURCHASED: 340
PRICE/PAR: $14.000
PRICE PAID BY FUND: $4,760
% OF ISSUE: 0.01%
% OF FUND ASSETS: 0.01%
ASSETS ON PURCHASE DATE: 36,683,879

ISSUER: Sirva, Inc.
TYPE OF SECURITY* (1), (2), (3), (4): 1
DATE OFFERING COMMENCED: 11/24/03
PURCHASE DATE: 11/24/03
SELLING BROKER**: Goldman Sachs & Company
PRINCIPAL/ SHARES PURCHASED: 15,510
PRICE/PAR: $18.500
PRICE PAID BY FUND: $286,935
% OF ISSUE: 0.01%
% OF FUND ASSETS: 0.55%
ASSETS ON PURCHASE DATE: 52,041,970

ISSUER: Universal Technical Institute, Inc.
TYPE OF SECURITY* (1), (2), (3), (4): 1
DATE OFFERING COMMENCED: 12/16/03
PURCHASE DATE: 12/16/03
SELLING BROKER**: CS First Boston Corp.
PRINCIPAL/ SHARES PURCHASED: 5,010
PRICE/PAR: $20.500
PRICE PAID BY FUND: $102,705
% OF ISSUE: 0.07%
% OF FUND ASSETS: 0.21%
ASSETS ON PURCHASE DATE: 49,453,827

ISSUER: Universal Technical Institute, Inc.
TYPE OF SECURITY* (1), (2), (3), (4): 1
DATE OFFERING COMMENCED: 12/16/03
PURCHASE DATE: 12/16/03
SELLING BROKER**: Thomas Weisel Partners
PRINCIPAL/ SHARES PURCHASED: 75
PRICE/PAR: $20.500
PRICE PAID BY FUND: $1,538
% OF ISSUE: 0.00%
% OF FUND ASSETS: 0.00%
ASSETS ON PURCHASE DATE: 49,453,827


* The following designations identify
whether the securities are: (1) part of a Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an
Eligible Rule 144A Offering; or (4) Eligible
Municipal Securities, as such terms
are defined in the Procedures for
Investment Pursuant to Rule 10f-3
under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated
with the Affiliated Underwriter.

The amount of securities of any class
purchased by a Fund aggregated with
purchases by any other investment
company advised by the Adviser, and
any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such investment discretion with respect to the purchase, shall not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering. The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).